EQ ADVISORS TRUST
Rule 10f-3 TRANSACTIONS SUMMARY
(SECURITIES PURCHASED IN AN OFFERING IN WHICH AN AFFILIATED UNDERWRITER PARTICIPATES)
For the six month period January 01, 2009 - June 30, 2009

  Underwriter    Commission
  from Whom Principal Amount of Aggregate Amount Purchase  Spread or
Fund Name Purchase Date Purchased Purchase by Advisor of Offering Price Profit Security Affiliated Underwriter

EQ/Core Bond Index Portfolio 01/06/09 Goldman Sachs and Co. $56,420,000 $3,500,000,000 $99.44 0.10% Federal Home Loan Mortgage Corp. J.P. Morgan Securities Inc.

EQ/Core Bond Index Portfolio 01/07/09 Goldman Sachs and Co. $50,000,000 $1,125,000,000 $100.00 0.60% Nabors Industries, Inc. J.P. Morgan Securities Inc.

EQ/BlackRock Basic Value Equity Portfolio 04/28/09 Morgan Stanley & Co Inc. $51,000,000 $601,800,000  $25.50  $1.1475  United States Steel Corp. PNC Capital

EQ/JPMorgan Value Opportunities Portfolio 04/01/09 Credit Suisse Securities $5,273,013 $1,470,000,000 $24.50 $0.735  American Electric Power Company, Inc. J.P. Morgan Securities Inc.

EQ/Van Kampen Real Estate Portfolio 04/08/09 Merrill Lynch $21,450,000 $1,003,200,000 $6.60 4.00% ProLogis Morgan Stanley

EQ/Van Kampen Real Estate Portfolio 04/16/09 Merrill Lynch $6,120,000 $500,310,000 $7.65  4.00% Duke Realty Corp. Morgan Stanley

EQ/Van Kampen Real Estate Portfolio 04/21/09 JPMorgan $12,187,500 $282,750,000 $32.50 4.25% Regency Centers Corp. Mitsubishi UFJ

EQ/JPMorgan Value Opportunities Portfolio 05/08/09 Samuel A. Ramirez & Co; Blaylock Robert Van LLC; and Wachovia Securities LLC $24,750,000 $7,502,000,000 $22.00 $0.52  Wells Fargo & Co. J.P. Morgan Securities Inc.

EQ/JPMorgan Value Opportunities Portfolio 05/12/09 Goldman Sachs and Co. $70,000,000 $1,500,000,000 $20.00 $0.60  BB&T Corp. J.P. Morgan Securities Inc.

EQ/JPMorgan Value Opportunities Portfolio 05/20/09 Goldman Sachs and Co. $2,600,000 $299,000,000 $6.50 $0.27  Hertz Global Holdings, Inc. J.P. Morgan Securities Inc.

EQ/Long Term Bond Portfolio 05/28/09 Merrill Lynch, Pierce, Fenner & Smith $50,000,000 $273,500,000 $98.40 0.549% New Jersey State Transportation Trust Fund PNC Capital Markets LLC

EQ/Van Kampen Real Estate Portfolio 05/06/09 Merrill Lynch $6,875,000 $247,500,000 $27.50 4.25% Camden Property Trust Morgan Stanley

EQ/Van Kampen Real Estate Portfolio 05/07/09 Merrill Lynch $25,000,000 $1,000,000,000 $50.00 3.25% Simon Property Group, Inc. Morgan Stanley

EQ/Van Kampen Real Estate Portfolio 05/14/09 Merrill Lynch $38,280,000 $300,300,000 $6.60 4.32% Forest City Enterprises, Inc. Morgan Stanley

EQ/UBS Growth & Income Portfolio 05/08/09 JPMorgan $28,600,000 $7,502,000,000 $22.00 $0.28  Wells Fargo & Co. UBS

EQ/Global Multi-Sector Equity Portfolio 06/30/09 Collins Stewart Inga Private Ltd. $16,419,059 $100,220,228 $102.15 1.00% - 1.50% Hindustan Contruction Co. Morgan Stanley India Company Private Ltd.

EQ/JPMorgan Value Opportunities Portfolio 06/02/09 Goldman Sachs and Co. $39,000,000 $1,250,000,037 $39.00 $1.24  Prudential Financial, Inc. J.P. Morgan Securities Inc.

EQ/Long Term Bond Portfolio 06/16/09 Goldman Sachs and Co. $18,000,000 $1,000,000,000 $99.95 0.85% Pacific Life Insurance Co. PNC Capital Markets LLC